UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 22, 2009, Mesa Air Group, Inc. (the "Company") entered into separate agreements with certain holders of its Senior Convertible Notes Due 2023 (the "2023 Notes") and certain holders of its Senior Convertible Notes Due 2024 (the "2024 Notes") to (i) waive the January 31, 2009 put right for $15.6 million in aggregate principal amount at maturity of the 2023 Notes and (ii) exchange $18.9 million in aggregate principal amount at maturity of the 2023 Notes and $70.9 million in aggregate principal amount at maturity of the 2024 Notes for an aggregate of $5.6 million in cash, 13.6 million shares of the Company's common stock, no par value (the "Common Stock"), and $14.3 million in aggregate principal amount of the Company's new 8% senior unsecured notes due 2012 (the "2012 Notes"). The issuance of the Common Stock and 2012 Notes in the exchange, which is expected to close on or around February 10, 2009, is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) and Section 4(2) thereof. Following the exchange, and assuming no other holders exercise their upcoming put rights, approximately $32.5 million in aggregate principal amount at maturity of the 2023 Notes ($13.4 million of put value on January 31, 2009) and $49.5 million in aggregate principal amount at maturity of the 2024 Notes ($28.9 million of put value on February 10, 2009) will remain outstanding.

The closing of the transactions contemplated by these separate agreements remains subject to certain conditions, including, without limitation, the negotiation of mutually acceptable definitive agreements. No assurances can be given that these transactions will close or that the capital structure described above will not change prior to February 10, 2009. The Company intends to continue to engage in discussions with certain holders of its 2023 and 2024 Notes regarding restructuring such obligations.

In connection with the exchange, the Company entered into separate registration rights agreements with the holders of the 2023 Notes and the 2024 Notes that agreed to participate in the exchange pursuant to which the Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the "SEC") registering resales of the shares of Common Stock issued in the exchange, and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC.

The full text of the Company's press release announcing the transaction and including certain cautionary information regarding forward-looking statements is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits

  Exhibits.
Exhibit No.	Description
99.1	Press release, dated January 22, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.

Date: January 23, 2009

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 22, 2009 Also provided in PDF format as a courtesy.